Lease Agreement

This Lease Agreement ("Lease"), made this **25th** day of **June 2013**, by and between **GelmanGroup** LLC hereinafter, whether singular or plural, masculine, feminine, or neuter, designated as "Landlord", which expression shall include Landlord's heirs, personal representatives, assigns, and successors in interest, and **Jammin Java Corp.** hereinafter, plural, masculine, feminine, or neuter, designated as "Tenant", which expression shall include all Tenant's, jointly and severally, and shall include Tenant's heirs, personal representatives, assigns, and successors in interest, WITNESSETH:

I. PROPERTY-LEASED PREMISES.

Landlord, for and in consideration of the covenants and agreements herein contained to be kept and performed by Tenant, Tenant's heirs, personal representatives, assigns, and successors in interest, and upon the terms and conditions herein contained, does hereby let, lease, and demise to Tenant the following described premises situated in the city of **Denver**, in the county of **Denver** State of Colorado, for 24 hour access 7 days per week, 52 weeks per year, to-wit:

4730 TEJON STREET DENVER COLORADO 80211. Exclusive use of parking around building within property limits, including the use of covered garage.

II. TERM OF LEASE.

The term of this Lease shall be for a period of **36** /months, beginning on the **1st** day of **August, 2013** (the "Commencement Date"), and ending on the **31th** day of **July, 2016.**

III. RENT.

A) Tenant, for and in consideration of this Lease and the demise of the said premises by Landlord to Tenant, hereby agrees and covenants with Landlord to pay as base rent plus NNN (utilities, taxes and insurance) for said premises, without notice or demand, in advance of the first (1st) day of each calendar month during the term of this Lease, the sum of **seven thousand eight hundred fifty eight** Dollars (**$7,858**) with a 4% annual increase, in the following manner, to-wit:

August 1, 2013 through July 31, 2014:	$7,858 per month
August 1, 2014 through July 31, 2015:	$8,172 per month.
August 1, 2015 through July 31, 2016:	$8,499 per month.

First month's rent due in advance upon signing of this contract.

B) Upon full and complete performance of all terms, covenants and conditions herein contained by Tenant and payment of all rental due under terms of hereof, Tenant shall have the option to renew this lease for an additional three year term under the same terms and conditions of this Lease with the exception of rent which will continue to escalate by four percent (4%) per year, in the following manner, to-wit:

August 1, 2016 through July 31, 2017:	$8,839 per month.
August 1, 2017 through July 31, 2018:	$9,192 per month.
August 1, 2018 through July 31, 2019:	$9,560 per month

Tenant shall give written notice of their intent to renew the lease at least 120 days prior to the end of the lease term

C) Upon full and complete performance of all terms, covenants and conditions herein contained by Tenant and payment of all rental due under terms of hereof, Tenant shall have the option to renew this lease for an additional three year term from August 1st 2019 to July 31 2022, under the same terms and conditions of this Lease, with the exception of rent, which will be re-negotiated in good faith by landlord and tenant based on then-current fair market value rates.

Tenant shall give written notice of their intent to renew the lease at least 120 days prior to the end of the lease term.

D) All of the rent shall be paid by Tenant to Landlord or Landlord's order in lawful money of the United States to **Gelmangroup LLC. P.O. Box 12128, Denver, CO. 80212** by electronic transfer, or at such other place as Landlord may designate from time to time for this purpose.

E) In addition, Tenant has deposited the sum of $15,716, receipt of which is hereby acknowledged, and shall be held by Landlord without responsibility for payment of interest thereon, as a security/damage/performance deposit of ALL rental due under the terms and conditions of this Lease Agreement to be performed by tenant, for the reasonable cost of repairs to the demised premises (ordinary wear and tear excepted), for any rental delinquent under the terms hereof and/or any sum used in any manner to cure any default in the performance of Tenant under the terms of this lease. In the event deduction are so made during the rental term upon notice by the landlord tenant shall redeposit such amounts so expended so as to maintain the deposit in the amount herein contained shall limit the liability of tenant as to any damage to the leased premises, and Tenant shall be responsible for the total amount of any damage and/or any loss occasioned by the actions of the Tenant. Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlords interest in the leased premises. In the event that such interest shall be sold and thereupon Landlord shall be discharged from any further liability with respect to such deposit. Landlord shall refund this deposit to Tenant within thirty (30) days after the expiration date of this Lease, less any costs needed to cover damages beyond normal wear and tear. In addition, in the event that any rental payment is received after the fifth (5th) day of any given month during the term

of this Lease, Landlord, at Landlord's option, may impose a five percent (5%) late charge which shall be added and paid as additional rent. Only one late payment may be permitted without default during any 12 month period.

IV. USE OF PREMISES.

Tenant, for and in consideration of this Lease and the demise of the said premises by Landlord to Tenant, hereby agrees and covenants with Landlord to use and occupy the said premises for the purpose of **executive commercial administrative office space with detached garage** and for no other purpose without first obtaining written consent of Landlord therefor; Tenant shall not use or occupy or permit the demised premises to be used or occupied, or do or permit anything to be done in or on the demised premises, in a manner which will make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance required to be furnished hereunder, or which will cause or be likely to cause structural damage to the demised premises or any portion thereof, or which will constitute a public private nuisance. Further, the Tenant shall not use or occupy or permit the demised premises to be used or occupied for any other business, purpose, or be deemed disreputable or extra-hazardous, or for any purpose or in any manner which is in violation of any present or future municipal, state and federal ordinances, laws, rules and regulations.

V.a CONDITION OF PREMISES, MAINTENANCE, REPAIRS - RESPONSIBILITY TENANT.

During the life of the lease, Tenant agrees to keep and maintain the Interior of the leased premises, including the plumbing, electrical fixtures, cabinets, broken window glass, doors, locks, dishwasher, microwave, refrigerator, water heater, faucets, sinks, shower fixture, floor drains, interior painting, clogged plumbing and other appurtenances in good condition and repair at the tenants cost and expense (excluding normal wear and tear) . Tenant further agrees at the end of the term to return the leased premises and equipment to landlord in substantially as good condition as when received except for usual and ordinary wear and tear. Tenant further agrees to be responsible for any repairs and or maintenance necessitated by actions or Inactions of Tenant and or activities conducted by Tenant on the leased premises. In addition, Tenant shall be responsible for the total costs Incurred for the maintenance and repair of the leased premises, including but not limited to the cost and expenses incurred for maintenance of parking lot, removal of snow, removal of trash, parking lot signs and insurance for liability and replacement of the same, all security that may be required to adequately protect and secure the premise, pest removal, landscaping, and all utilities as described in Section XI of this agreement.

V.b CONDITION OF PREMISES, MAINTENANCE, REPAIRS - RESPONSIBILITY LANDLORD.

Except as herein otherwise provided for, Landlord shall keep and maintain the roof, structural elements, sidewalks, parking lot, fencing, deck, electrical panel, existing electrical wiring/outlets, and exterior of the building including graffiti removal. Notwithstanding anything to the contrary set forth in this Section V or elsewhere, Landlord and Tenant acknowledge and agree that Tenant shall not be responsible for any replacement costs for any capital improvements for the heating or air conditioning systems. Premises will be delivered in a broom clean condition.

VI. LIABILITY OF LANDLORD.

Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Landlord shall not be liable for any damage to persons or property arising from any cause whatsoever, which shall occur in any manner in or about the said premises, and Tenant hereby agrees to indemnify and save harmless Landlord from any and all claims and liability for damage to persons or property arising from any cause whatsoever, which shall occur in any manner in or about the said premises. Further, Tenant hereby agrees and covenants with Landlord that Landlord shall not be liable for any damage to the said demised premises, or to any part thereof, or to any property or effects therein or thereon, caused by leakage from the roof of said premises or by bursting, leakage, or overflowing of any waste pipes, water pipes, tanks, drains, or stationary washstands or by reason of any damage whatsoever caused by water from any source whatsoever, and Tenant hereby agrees and covenants to indemnify and save harmless Landlord from any and all claims and liability for any damage to the said demised premises, or to any part thereof, or to any property or effects therein or thereon.

VII. REQUIREMENTS OF PUBLIC AUTHORITY.

Tenant, for and inconsideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that during the term of this Lease, Tenant shall, at its own cost and expense, promptly observe and comply with all present and future municipal, state, and federal ordinances, laws, rules, and regulations affecting the demised premises or appurtenances thereto, or any part thereof, whether the same are in force and effect at the time of the commencement of the term of this Lease or may in the future be passed, enacted, or directed, and Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims, and demands, including reasonable attorney's fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants and agreements of this paragraph VII.. Further. Tenant hereby agrees and covenants with Landlord that if Tenant fails to comply promptly with any present or future municipal, state, and federal ordinances laws, rules, and regulations, or fails to comply by such time that compliance may be required by law, Landlord may, at Landlord's option, take such actions as may be necessary to comply with all present and future municipal, state, and federal ordinances, laws rules, and regulations, and Tenant hereby agrees and covenants to repay the cost incurred by Landlord in taking such action to Landlord on demand.

VIII. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Tenant shall not make, or suffer or permit to be made, any alterations, additions, or improvements whatsoever in or about the said demised premises, except signs, shelving, movable furniture, trade fixtures, office dividers, and equipment not affixed to the ceiling, walls, or floors, without first obtaining the written consent of Landlord therefore; provided, however, that such consent, if given, shall be subject to the express condition that any and all alterations, additions, and improvements shall be done at Tenant's own expense and in accordance and compliance with all applicable municipal, state, and federal ordinances, laws, rules, and regulations, and that Tenant hereby covenants and agrees with Landlord that in doing and performing such work Tenant shall do and perform the same at Tenant's own expense, in conformity and compliance with all applicable municipal, state, and federal ordinances, laws, rules, and regulations, and that no liens of mechanics, materialmen, laborers, architects

artisans, contractors, sub-contractors, or any other lien of any kind whatsoever shall be created against or imposed upon the said demised premises, or any part thereof, and that Tenant shall indemnify and save harmless Landlord from any and all liability and claims for damages of every kind and nature which might be made, or from judgments rendered against Landlord or against said demised premises on account of or arising out of such alterations, additions, or improvements. Tenant accepts premises "as-is" with the exception that the landlord responsible for the following leasehold improvements by September 1st, 2013: A) finish the existing front metal gate on the NW driveway to provide a contemporary appearance with adequate security. B) Install a manual lockable gate in the back parking lot. C) power-wash the brick wall on the North side of the deck to remove gray paint. All other future improvements are at the tenant's own expense.

IX. OWNERSHIP OF ALTERATIONS, ADDITION, AND IMPROVEMENTS

Except as herein otherwise provided by Landlord as equipment, appliances, cabinets, shelving and fixtures belonging to said premises, Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that any and all alterations, additions, and improvements, except signs, shelving, movable furniture, trade fixtures, office dividers, and equipment not affixed to the ceiling, walls, or floors, made at Tenant's own expense after having first obtained the written consent of Landlord therefor, in accordance with the provisions contained in Paragraph VIII hereof, shall immediately merge and become a permanent part of the realty, and any and all interest of the Tenant therein shall immediately vest in Landlord, and all such alterations, additions, and improvements attached to the ceiling, wall, or floor, shall remain on the said premises and shall not be removed by Tenant at the termination of this Lease. However, Landlord shall have the option to require Tenant to remove any alterations, additions and/or improvement affixed to the roof, walls, or floors, and these shall be removed by Tenant at Tenant's expense on or before the termination of the Lease, and Tenant shall repair any damage to the ceiling, roof, walls, or flooring, caused thereby at Tenant's own expense, such that the premises shall be in as good order and condition as when the same were entered upon by Tenant.

X. ASSIGNMENT AND SUBLETTING.

Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that neither Tenant nor Tenant's heirs, personal representatives, assigns, or successors in interest shall assign this Lease or sublet the said demised premises, in whole or in part, without first obtaining the written consent of Landlord therefore; that no assignment of this Lease or any subletting of the said demised premises, in whole or in part, shall be valid, except by and with the written consent of Landlord first obtained; that the consent of Landlord to any such assignment or subletting shall not operate to discharge Tenant or Tenant's heirs, personal representatives, assigns, or successors in interest from their liability upon the agreements and covenants of this Lease, and Tenant, Tenant's personal representatives, assigns, and successors in interest shall remain liable for the full and complete performance of all of the terms, conditions, covenants, and agreements herein contained as principals and not as guarantors or sureties, to the same extent as though no assignment or sublease had been made: that any consent of Landlord to any such assignment or subletting shall not operate as a consent to further assignment or subletting or as a waiver of this covenant and agreement against assignment and subletting: and that following any such assignment or subletting the assignee and/ or sublettee shall be bound by all of the terms, conditions, covenants, and agreements herein contained including the covenant against assignment and subletting.

XI. UTILITY AND OTHER CHARGES.

Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord to pay promptly all utility and other charges of whatsoever kind and nature, including charges for heat, electrical, gas, garbage, sewage, internet/ telephone, Denver storm drainage fees, and other services, which may be incurred in connection with Tenant's use of the said premises, and to indemnify and save harmless Landlord therefrom.

XII. LANDLORD'S RIGHT OF ENTRY AND TO MAKE ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that Landlord, Landlord's heirs, personal representatives, assigns, agents, attorneys, and successors in interest shall have the right at any time, upon reasonable notice to Tenant, to enter upon the said premises to inspect the same and to make any and all improvements, alterations, and additions of any kind whatsoever upon the said premises, providing such improvements, alterations, and additions are reasonably necessary or convenient to the use to which the said premises are being put at the time, but at no time shall Landlord be compelled or required to make any improvements, alterations, or additions.

XIII. TAXES, OTHER ASSESSMENTS, AND INSURANCE.

Tenant and Landlord hereby covenant and agree that all taxes and special and general assessments of whatsoever kind and nature, extraordinary as well as ordinary, which have been or may be levied upon the said demised premises and upon any alterations, additions, and improvements thereon, shall be paid by **Tenant** at the time when the same become due and payable or prorated on a monthly basis, and that all taxes and special and general assessments of whatsoever kind and nature, extraordinary as well as ordinary, which have been or may be levied upon the personal property located upon the said demised premises shall be paid by **Tenant** at the time when the same shall become due and payable or prorated on a monthly basis. Notwithstanding the foregoing or anything else to the contrary contained herein, **Landlord** shall pay any and all taxes and assessments levied against the leased premises and Landlord's personal property, for which **Tenant** shall reimburse to **Landlord** as part of the NNN expenses. Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord to carry and maintain in full force and effect during the term of this Lease, and any extension or renewal thereof, at Tenant's expense, public liability insurance covering bodily injury and property damage liability, in a form and with an insurance company reasonably acceptable to Landlord, with limits of coverage not less than **$1,000,000** per occurrence and **$2,000,000** in the aggregate for bodily injury or death liability for each accident and **$300,000** for property damage liability for each accident, Tenant shall at all times maintain fire legal liability coverage of leased premises, for the benefit of both Landlord and Tenant as protection against all liability claims arising from the premises. Tenant hereby agrees and covenants with Landlord to deliver a copy of the insurance policy or policies to Landlord at the beginning of the term of this Lease, or as soon thereafter as practicable, and to give Landlord not less than ten (10) days' written notice informing Landlord of the expiration of any such policy. Fire and extended coverage insurance upon all buildings, alterations, improvements, and furniture and fixtures owned by Landlord

upon the said premises shall be provided for as follows: **by Landlord at cost to Tenant**, and fire and extended coverage insurance upon all of the contents and other personal property situated upon the said premises shall be provided for as follows **By Tenant**.

- **Insurance coverage amounts shall reflect a blanket policy of at least $2,000,000.00 naming Landlord as additional insured.**

It is understood and agreed by and between the parties that a copy of each policy of fire and extended coverage insurance shall be provided to the parties hereto at the beginning of the term of this Lease, or as soon thereafter as practicable, and that the party who is responsible for paying the premiums on each policy of fire and extended coverage insurance shall give the other party not less than ten (10) days' written notice informing the other party of the expiration of any such policy.

XIV. HOLDING OVER.

Tenant, for and in consideration of this Lease and the demise of the said premises, agrees and covenants with Landlord that no holding over by Tenant after the expiration of this Lease, or any renewal or extension thereof, whether with or without the consent of Landlord, shall operate to extend or renew this Lease, and that any such holding over shall be construed as a tenancy from month to month at one hundred twenty- percent (120%) of the monthly rental which shall have been payable at the time immediately prior to when such holding over shall have commenced, and such tenancy shall be subject to all the terms, conditions, covenants, and agreements of this Lease.

XV. BANKRUPTCY AND CONDEMNATION.

Tenant, for and in consideration of this Lease and the demise of the said premises, hereby agrees and covenants with Landlord that should Tenant make an assignment for the benefit of creditors or should be adjudged bankrupt, either by voluntary or involuntary proceedings, or if otherwise a receiver or trustee should be appointed by any court of competent jurisdiction for Tenant because of any insolvency, or any execution, attachment, replevin, or other court order should be issued against the Tenant or any of Tenant's property whereby the demised premises or any building or buildings, or alterations, additions, or improvements thereon, shall be taken or occupied or attempted to be taken or occupied by someone other than the Tenant, the occurrence of any such event shall be deemed a breach of this Lease, and, in such event, Landlord shall have the option to forthwith terminate this Lease and to re-enter the said demised premises and take possession thereof, whereupon Tenant shall quit and surrender peaceably the said demised premises to Landlord. In no event shall this Lease be deemed an asset of Tenant after the assignment for the benefit of creditors, the adjudication in bankruptcy, the appointment of a receiver or trustee, or the issuance of a Writ of Execution, a Writ of Attachment, a Writ of Replevin, or other court order against Tenant or Tenant's property whereby the demised premises or any building or buildings, or alterations, additions, or improvements thereon, shall be taken or occupied or attempted to be taken or occupied by someone other than the Tenant. Further, Tenant hereby covenants and agrees with Landlord that in the event the said demised premises, or any part thereof, shall be taken for any public or quasi-public use under any Statute or by right of eminent domain, this Lease shall automatically terminate, as to the part so taken, as of the date possession shall have been taken, and the rent reserved shall be adjusted so that Tenant shall be required to pay for the remainder of the term that portion of the rent reserved in the proportion that the said demised premises remaining after the taking for public or quasi-public use bears to the whole of the said demised premises before the taking for public or quasi-public use. All damages and payments resulting from the taking for public or quasi-public use of the said demised premises shall accrue to and belong to Landlord, and Tenant shall have no right to any part thereof.

XVI. DESTRUCTION.

Tenant, for and in consideration of this Lease and the demise of the said premises, agrees and covenants with Landlord that if at any time during the term of this Lease, or any extension or renewal thereof, the said demised premises shall be totally or partially destroyed by fire, flood, earthquake, or other calamity, not due to negligence of Tenant, then Landlord shall have the option to rebuild or repair the building or buildings, and any alterations, additions, or improvements on the demised premises, in as good condition as they were immediately prior to such calamity; provided, however, that such rebuilding or repair shall commenced within a period of thirty days after notice in writing to Landlord of such destruction or damage. In such case, a just and proportionate part of the rental herein specified shall be abated until such demised premises shall have been rebuilt and repaired. In case, however, Landlord shall within thirty days following notice in writing to him of such damage elect not to rebuild or repair said premises, Landlord shall so notify Tenant and, thereupon, this Lease shall terminate and become null and void. Moreover, in no event, shall Landlord have any duty or obligation to rebuild or repair any signs, shelving, moveable furniture, equipment not affixed to the roof, walls, or floors as a permanent part of the realty, or any other personal property owned or leased by the Tenant and used to carry out the purpose for which Tenant is leasing the demised premises.

XVII. SIGNAGE

Landlord and Tenant covenant and agree that Tenant may at Tenant's own expense erect and maintain a sign or signs to carry out the purpose for which Tenant is leasing the said demised premises; provided, however, that the exist red LINDSTROM BUILDING letters on the front are not obstructed or removed, and the location, type and design of all exterior signs shall be first approved in writing by Landlord in it's reasonable discretion. Upon the expiration of this Lease, or any renewal or extension thereof, Tenant shall remove such sign or signs and shall repair any damage to the premises caused thereby at Tenant's own expense. Further, at any time within 180 days prior to the termination of this Lease or any renewal or extension thereof, Landlord shall have the right to place upon any part of said demised premises any "For Rent" or "For Lease" signs that Landlord may select.

XVIII. TERMINATION AND REMEDIES.

It is expressly understood and agreed between the parties hereto, that if the rent above reserved, or any part thereof, shall be in arrears or unpaid on the day of payment whereon the same ought to be paid as aforesaid, or if default shall be made in any of the covenants or agreements herein contained to be kept by Tenant, Tenant's heirs, personal representatives, assigns, and successors in interest, it shall and may be lawful for the Landlord, Landlord's heirs, personal representatives, agents, attorneys, assigns, or successors in interest, at Landlord's election, to declare said term ended. If at any time said term shall be ended at such election of Landlord, Landlord's heirs, personal representatives, assigns, or successors in interest, as aforesaid, or in any other way, Tenant, Tenant's heirs, personal representatives; assigns, or successors in interest, do hereby covenant and agree to surrender and deliver up the above-described premises and property peaceably to Landlord, Landlord's heirs,

personal representatives, assigns, or successors in interest, immediately upon the termination of said term as aforesaid, and if Tenant shall remain in possession of the same ten (10) days after notice of such default, or after the termination of the Lease in any of the ways above named, Tenant shall be deemed guilty of a forcible detainer of said premises under the laws of Colorado and shall be subject to all the conditions and provisions above named, and shall also be subject to eviction and removal forcible or otherwise, with process of law as above stated. Further, it is covenanted and agreed by and between the parties hereto that at any time after any such termination, the Landlord may relet the demised premises, or any part thereof, in the name of the Landlord or otherwise, for such term and on such conditions as the Landlord, in Landlord's sole and absolute discretion may determine, and may collect and receive the rent therefor. Moreover, in the event Landlord relets the demised premises or any part thereof, it is explicitly understood and agreed by and between the parties hereto that the term may he greater or lesser than the period which would otherwise have constituted the balance of the term of this Lease, and the conditions may include free rent or other concessions which may be reasonably required to induce another party to lease the demised premises. It is also covenanted and agreed by and between the parties hereto that no such termination of this Lease shall relieve the Tenant of its liabilities and obligations under this Lease, and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the demised premises, or any part thereof, shall have been relet, the total remaining balance of the rent which would be due and payable for the remainder of the term of this Lease, if this Lease were still in effect, less the net proceeds of any reletting effected pursuant to the Landlord's sole discretion, after deducting from the net proceeds all of the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation for such reletting, shall become immediately due and payable, as and for liquidated damages of the Tenant's default. Nothing herein contained, however, shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than, the amount of the difference referred to above, and whether or not such amount shall be immediately or otherwise due and payable. Further, it is covenanted and agreed to by and between the parties hereto, that in addition to other remedies provided for in this Lease, the Landlord shall be entitled to restraint by injunction of the violation, or attempted or threatened violation, of any agreement or covenant of this Lease, or to a decree specifically compelling performance of such agreement or covenant. The Tenant, the Tenant's heirs, personal representatives, assigns and successors in interest, hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end. Tenant, the Tenant's heirs, personal representatives, assigns, and successors in interest, also hereby expressly waives any right of redemption or re-entry or repossession or to restore the operation of this Lease in case the Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by the Landlord. Notwithstanding any provision to the contrary contained herein, Landlord and Tenant agree to comply with all applicable Colorado laws in enforcing the terms and provisions of this Lease and in any potential eviction upon default.

In the event either Tenant or Landlord fails to perform any of its obligations under the Lease, or in the event a dispute arises concerning the meaning or interpretation of any provision of the Lease, the defaulting party, or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

Notwithstanding the provisions set forth in this Section XVIII of Lease, Landlord grants Tenant a period of ten (10) days to cure any monetary default and fifteen (15) days to cure any other type of default after written notice from Landlord to Tenant.

XIX. LANDLORD'S REMEDIES ARE CUMULATIVE.

The specified remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in case of any breach or threatened breach by the Tenant of any of the agreements and covenants herein contained.

XX. WAIVERS.

Tenant, for and in consideration of this Lease and the demise of the said premises, agrees and covenants with Landlord that the delay or omission in the enforcement of any of the agreements and covenants herein contained, or in the exercise of any of Landlord's rights hereunder, shall not affect the duty of the Tenant to thereafter faithfully fulfill and perform all of the agreements and covenants herein contained, and that the failure, neglect, or omission of Landlord to terminate this Lease for any one or more breaches of any agreements and covenants hereof, shall not be deemed a consent by Landlord of such breach and shall not impede, impair, estop, bar, or prevent Landlord from thereafter terminating this Lease, either for such violation, or for prior or subsequent violations of any covenant or agreement hereof.

XXI. BINDING ON HEIRS, PERSONAL REPRESENTATIVES, ASSIGNS, AND SUCCESSORS IN INTEREST.

It is understood and agreed by and between the parties hereto that the agreements, covenants, terms, conditions, provisions, and undertakings in this Lease, or in any extension or renewal thereof, shall extend to and be binding upon the heirs, personal representatives, assigns, and successors in interest of the respective parties hereto, as if they were in every case named and expressed, and shall be construed as covenants running with the land; and wherever reference is made to either of the parties hereto, it shall be held to and include and apply also to the heirs, personal representatives, successors, and assigns of such party, as if in each and every case so expressed.

XXII. ADDRESSES FOR NOTICES.

Any and all notices required or permitted to be given hereunder shall be considered to have been given if in writing and delivered to the respective party designated below upon the date of such personal delivery, via email to steven.gelman@gmail.com or brent@marleycoffee.com , or upon a date three (3) days following the mailing of any addressed to the respective party at the respective address set forth below, or at such other address as either party may furnish the other for this purpose by written notification delivered or mailed to the other as herein provided:

NOTICES TO LANDLORD:
GelmanGroup LLC
PO Box 12128
Denver, CO 80212

NOTICES TO TENANT:
Jammin Java Corp
4730 Tejon Street
Denver, CO 80211

XXIII. DECLARATION OF CONTRACTUAL LIABILITY.
If there is more than one party Tenant, the covenants and agreements of the Tenant shall be joint and several obligations of each such party.

XXIV. GRAMMATICAL USAGE.
In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

XXV. COVENANT TO EXECUTE ADDITIONAL INSTRUMENTS.
The parties hereto hereby agree to execute and deliver any instruments in writing necessary to carry out any agreement, covenant, term, condition, or assurance in this Lease whenever an occasion shall arise and request for such instrument shall be made.

XXVI. SEVERABILITY.
If any provision of this Lease, or any application thereof, shall be declared invalid or unenforceable by any court of competent jurisdiction, the remainder of this Lease, and any other application of such provision, shall continue in full force and effect.

XXVII. CAPTIONS.
The section headings are for convenience of reference only and shall not otherwise affect the meaning hereof.

XXVIII. GOVERNING LAW.
This Lease shall be governed by and construed in accordance with the laws of the State of Colorado.

XXIX. AMENDMENTS.
It is understood and agreed by and between the parties hereto that this Lease shall not be altered, changed, or amended except by instrument in writing executed by the parties hereto.

XXX. Landlord Approval
When Landlord approval or consent is required within this Lease, said consent or approval shall not be unreasonably withheld.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

LANDLORD: GelmanGroup LLC

[signature] Jun 26, 2013
Steven Gelman Date

TENANT: Jammin Java Corp

[signature] 6/26/13
Brent Toevs Date

Guarantor: Marley Coffee LLC

[signature] 6/26/13
Brent Toevs Date